Exhibit 10.26
(ENGLISH TRANSLATION)
1st ADDENDUM TO AGREEMENT NO. DICGN/190 — CUSD/05.2008
1st ADDENDUM TO THE AGREEMENT FOR THE USE OF THE DISTRIBUTION SYSTEM ENTERED INTO BY AND BETWEEN EMPRESA ENERGÉTICA DE MATO GROSSO DO SUL S.A. — ENERSUL AND ANGÉLICA AGROENERGÉTICA LTDA.
By this private instrument, the Parties:
EMPRESA ENERGÉTICA DE MATO GROSSO DO SUL S.A. — ENERSUL, a private concessionaire of electricity distribution, with headquarters in the city of Campo Grande, State of Mato Grosso do Sul, at Avenida Gury Marques, 8000, enrolled in CNPJ/MF under No. 15.413.826-0001-50, herein represented by its undersigned legal representatives pursuant to its By-laws, hereinafter referred to as “DISTRIBUTOR”,
ANGÉLICA AGROENERGÉTICA LTDA., an independent producer of electricity, with headquarters in the city of Angélica, State of Mato Grosso do Sul, at Estrada Angélica — Rodovia BR 267, Km 14 — Fazenda Kurupay — Zona Rural, enrolled in the National Registry of Legal Entities of the Ministry of Finance — CNPJ/MF under No. 07.903.169/0001-09, hereinafter referred to as “Generation Agent”, herein represented by its undersigned legal representatives, pursuant to its By-laws;
Both parties, together, are hereinafter referred to as “Parties” and, individually, as “Party”.
WHEREAS:
(i) On June 3, 2008, the DISTRIBUTOR and the GENERATION AGENT entered into Agreement for the Use of the Distribution System No. DICGN/190 — CUSD/05.2008 (“Agreement”);
(ii) Aneel Resolution 1221 of January 22, 2008 authorized the GENERATION AGENT to operate as an Independent Producer of Electricity, by means of the implementation and exploration of UTE Angélica, with the following installed capacity: 1st stage 2008 — 32,000kW and 2nd stage 2010 — 64,000 kW, or total capacity of 96,000kW and;
(iii) The Parties wish to amend certain clauses of such Agreement in order to reflect the needs arising out of their contractual relationship.
NOW THEREFORE, the Parties have decided to enter into this 1st Addendum (“First Addendum”) to the Agreement, pursuant to the following Clauses and conditions:
CLAUSE ONE
Words in capital letters used and not otherwise defined in this Addendum shall have the meaning ascribed to them in the Agreement.
CLAUSE TWO

Item 4.1 of Clause Four of the Agreement — VOLUME OF USE OF THE DISTRIBUTION SYSTEM is hereby amended and shall henceforth have the following wording:
For the purposes of this CUSD, the use of the Distribution System shall be based on a CONTRACTED MUSD of twenty thousand kilowatts (20,000 kW), to be fulfilled in 15-minute intervals and made available at the CONNECTION POINT, in a three-phase current, at the frequency of sixty Hertz (60 Hz) and in a supply tension between phases of one hundred and thirty-eight kilovolts (138 kV).
CLAUSE THREE
All other conditions of the Agreement not otherwise amended, changed, adjusted or replaced hereunder shall remain in full force and effect. In cases of ambiguity or inconsistency between the provisions of the Agreement and the provisions of this Addendum, the latter shall prevail.
IN WITNESS WHEREOF the parties sign this addendum in three (3) counterparts of the same form and content, in the presence of the two undersigned witnesses.
Campo Grande, MS, April 6, 2009

EMPRESA ENERGÉTICA DE MATO GROSSO DO SUL S.A.

/s/ Sidney Simonaggio	/s/ Edmir José Bosso

Name: Sidney Simonaggio	Name: Edmir José Bosso
Id.: Vice-Chief Executive Officer	Id.: Operating Officer

ANGÉLICA AGROENERGÉTICA LTDA.

/s/ Tomas Jorge Lage Pryne	/s/ Luiz Fernando Pereira Alves

Name: Tomas Jorge Lage Pryne	Name: Luiz Fernando Pereira Alves
Id.: 1.046.218 SSP/GO	Id.: m.3.339.549 SSP/MG

Witnesses:

/s/ Heberson Valério Martins	/s/ Ricardo Hervest Jeronimo Alves

Name: Heberson Valério Martins	Name: Ricardo Hervest Jeronimo Alves
Id.: 341.788 SSP/MS	Id.: Major Clients Department